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                                                                       EXHIBIT 8

                         PORTER, WRIGHT, MORRIS & ARTHUR


                                                       41 South High Street
                                                       Columbus, Ohio 43215-6194
                                                       Telephone: 614-227-2000
                                                       Facsimile: 614-227-2100
                                                       Nationwide: 800-533-2794

                                 March 5, 1997


Park National Corporation
50 North Third Street
Newark, Ohio  43055

The First-Knox Banc Corp.
1 South Main Street
P.O. Box 871
Mt. Vernon, Ohio  43050


Gentlemen:

         We have acted as counsel in connection with the proposed statutory merger (the "Merger") of First-Knox Banc Corp., an Ohio corporation ("First-Knox"), with and into Park National Corporation, an Ohio corporation (the "Company"), pursuant to which the shareholders of First-Knox will receive common shares, without par value, of the Company ("Company Shares") subject to the Agreement and Plan of Merger, dated as of October 28, 1996, between First-Knox and the Company, as amended by the Amendment to Agreement and Plan of Merger, dated as of January 10, 1997 (the "Merger Agreement"), in exchange for their outstanding common shares of First-Knox, $3.125 par value ("First-Knox Shares"). At your request, and pursuant to Sections 6.2(d) and 6.3(d) of the Merger Agreement, we are rendering our opinion concerning certain federal income tax consequences of the Merger. As used herein, terms not otherwise defined shall have the same meaning as when used in the Merger Agreement.

         In that connection, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, and other instruments, and such other matters of fact and law, as we have considered necessary or appropriate for the purposes of this opinion, including an examination of: (i) the Merger Agreement and the other documents and agreements referred to therein; and (ii) the Joint Proxy Statement/Prospectus (the "Prospectus") relating to the Merger and included in the Registration Statement of the Company on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all


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Park National Corporation
March 5, 1997
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signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         For purposes of the opinions set forth below, we have assumed and are relying upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified, and upon which we are entitled to rely) contained, respectively, in certain certificates of the officers of the Company and First-Knox, and we have assumed that the statements and representations contained in such certificates continue to be complete and accurate as of the Effective Time, as defined in the Merger Agreement. We have also assumed that the transactions contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement, the Merger constitutes a merger pursuant to the applicable provisions of the laws of the State of Ohio, and the facts, statements, and other information contained in the Prospectus relating to the Merger are true, correct, and complete in all material respects.

         The opinions set forth below are based upon, and the section numbers cited herein refer to, the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, the administrative interpretations thereof and the judicial decisions with respect thereto, all as currently in effect, and are further based upon the continued accuracy and completeness of the documents, certifications, and representations referred to in the two preceding paragraphs as of the Effective Time.

         In reliance on the assumptions and the representations set forth above, and further assuming that the shareholders of First-Knox do not, for a sufficient period of time to meet the continuity of interest requirements for a reorganization, sell, exchange, transfer by gift, or otherwise dispose of a number of Company Shares received in the Merger that would reduce the ownership of Company Shares by the former shareholders of First-Knox to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the total value of all the formerly outstanding First-Knox Shares as of the same date, we are of the opinion that:

         (1) The Merger of First-Knox with and into the Company will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

         (2) Each of First-Knox and the Company will be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

         (3) Neither First-Knox nor the Company will recognize gain or loss for Federal income tax purposes (except for the inclusion in income of amounts resulting from any required change in accounting methods or similar items) as a result of the consummation of the Merger.


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         (4)      No gain or loss will be recognized by a shareholder of
                  First-Knox upon the exchange of the shareholder's First-Knox Shares solely for Company Shares pursuant to the Merger, except that a shareholder of First-Knox will recognize gain, if any, with respect to cash received in lieu of fractional shares or upon the exercise of dissenter's rights.

         We have given this opinion pursuant to Sections 6.2(d) and 6.3(d) of the Merger Agreement in connection with the transactions contemplated thereby and such opinion is not to be relied upon for any other purpose. This opinion may not be applicable to all shareholders, including, without limitation, (1) a First-Knox shareholder whose First-Knox Shares are not held as a capital asset; or (2) a First-Knox shareholder who is subject to special treatment under the Code, including without limitation, insurance companies, dealers in securities, financial institutions, tax-exempt investors, or non-United States citizens. This opinion further assumes no shareholder acquired First-Knox Shares in contemplation of or to effectuate the Merger.

         In addition to the assumptions and exclusions above, no opinion is expressed herein concerning the effect of state, local, and foreign tax laws. Furthermore, no opinion is expressed herein about the tax treatment of the transaction under other provisions of the Code or the Treasury Regulations issued thereunder or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically addressed by the foregoing opinion including, without limitation, the exchange of any First-Knox Shares in the Merger that were acquired by the holder pursuant to an employee stock option or employee stock purchase plan as compensation.

         You should be aware that this opinion represents our conclusions as to the application of existing law and is based on the certifications and representations given as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, no advance ruling has been obtained from the Internal Revenue Service ("Service") regarding the Merger. Our opinion is not binding on the Service and there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Service or the courts. No person other than the addressees named herein may rely on this opinion for any purpose.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. By giving this consent, however, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                  Very truly yours,


                                  /s/ PORTER, WRIGHT, MORRIS & ARTHUR
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